UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2013

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Specific information is provided in this report for executive compensation actions approved on July 15, 2013 by the Human Resources Committee of the Board of Directors of ConAgra Foods, Inc. (the "Committee") for: Gary M. Rodkin, President and Chief Executive Officer; John F. Gehring, Executive Vice President and Chief Financial Officer; Brian L. Keck, Executive Vice President and Chief Administrative Officer; and Paul T. Maass, President, Private Brands and Foodservice. These officers were named in the summary compensation table included in our proxy statement for our 2012 annual stockholders’ meeting, and we refer to these officers in this report as the "named executive officers". The Committee established the annual incentive program for fiscal 2014, which began on May 27, 2013, and granted stock options under our long-term incentive program (discussed in the paragraphs that follow). Awards were approved for all eligible participants, but specific information is provided herein for the named executive officers.

FY2014 Annual Incentive Plan. The Committee established the fiscal 2014 annual incentive plan. The plan provides a fiscal 2014 cash incentive opportunity for participants based on our achievement of pre-established financial objectives. Payouts to the named executive officers require the achievement in fiscal 2014 of (1) a threshold level of diluted earnings per share from continuing operations ("EPS") and (2) company-wide goals for net income and net sales. Subject to the Committee’s discretion described below, the named executive officers will be eligible to a payout equal to 75% of their approved target incentive if the Company achieves a threshold level of performance in both EPS and net income and a payout equal to 25% of their approved target incentive if the Company achieves a threshold level of performance in both EPS and net sales. No portion of the incentive is guaranteed. High levels of financial performance can result in payouts up to 200% of targeted amounts. The Committee also retained the discretion to modify final payout levels based on (1) the methods by which actual financial results are achieved, (2) individual performance and (3) extraordinary corporate events.

The Committee established target incentives for each named executive officer under the fiscal 2014 annual incentive plan. These targets are approved as a percentage of base salary. The approved targeted incentives for the named executive officers are: 200% of base salary for Mr. Rodkin; and 100% of base salary for each of Messrs. Gehring, Keck, and Maass.

Any actual payout will depend on our performance in fiscal 2014 and be made, if at all, following the end of fiscal 2014.

FY2014 Stock Option Grants. The Committee also approved stock option grants to the named executive officers under the ConAgra Foods 2009 Stock Plan. The stock options have a ten-year term, have an exercise price equal to the closing market price of our common stock on the New York Stock Exchange on the date of grant (July 16, 2013 for Mr. Rodkin and July 15, 2013 for Messrs. Gehring Keck and Maass), and are scheduled to vest 40% on the first anniversary of the date of grant, and 30% on each of the second and third anniversaries of the date of grant. The stock options granted to the named executive officers were for the following number of shares of common stock: options for 478,488 shares to Mr. Rodkin; and options for 139,632 shares to each of Messrs. Gehring, Keck, and Maass.

Mr. Andre Hawaux, our former President, Consumer Foods, was also named in the summary compensation table included in our proxy statement for our 2012 annual stockholders’ meeting. Mr. Hawaux ceased to be an executive officer of the Company effective May 2, 2013 when he announced his resignation from the Company. Accordingly, none of the information above impacts Mr. Hawaux.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

July 19, 2013	By:	Colleen Batcheler

Name: Colleen Batcheler
Title: EVP, General Counsel and Corporate Secretary